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                                                                  Exhibit 16



                                  May 30, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated May 30, 2000, of Community Bancshares, Inc. and are in agreement with the statements contained therein.


Very truly yours,



/s/ Dudley, Hopton-Jones, Sims & Freeman PLLP

Dudley, Hopton-Jones, Sims & Freeman PLLP